CUSIP No.	624758108	13G	Page	10	of	10
EXHIBIT 99.1
February 11, 2011
In accordance with Rule 13d-1(k)(1) under the Securities Exchange Act of 1934, as amended, RHJ INTERNATIONAL SA, KLEINWORT BENSON GROUP LIMITED, and KLEINWORT BENSON INVESTORS DUBLIN LIMITED, each hereby agree to the joint filing of this statement on Schedule 13G (including any and all amendments hereto). In addition, each party to this Agreement expressly authorizes each other party to this Agreement to file on its behalf any and all amendments to such Statement on Schedule 13G. A copy of this Agreement shall be attached as an exhibit to the Statement on Schedule 13G filed on behalf of each of the parties hereto, to which this Agreement relates.
This Agreement may be executed in multiple counterparts, each of which shall constitute an original, one and the same instrument.

RHJ International SA
By:	/s/ Noel O’Halloran
	Name:	Noel O’Halloran Executive Director and Chief Investment Officer of Kleinwort Benson Investors Dublin Limited

Kleinwort Benson Group Limited
By:	/s/ Noel O’Halloran
	Name:	Noel O’Halloran Executive Director and Chief Investment Officer of Kleinwort Benson Investors Dublin Limited

Kleinwort Benson Investors Dublin Limited
By:	/s/ Noel O’Halloran
	Name:	Noel O’Halloran Executive Director and Chief Investment Officer